Exhibit 3.1

FOURTH AMENDED AND RESTATED

BYLAWS

OF

W&T OFFSHORE, INC.

A TEXAS CORPORATION

(Adopted and Amended by Resolution of the Board of Directors on April 20, 2023)

Article I
REGISTERED OFFICE

The registered office of W&T Offshore, Inc. (the “Corporation”) required by the Texas Business Organizations Code (the “Code”) to be maintained in the State of Texas shall be the registered office named in the original Articles of Incorporation of the Corporation or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

Article II
SHAREHOLDERS

Section 2.1      Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication.

Section 2.2      Quorum; Required Vote for Shareholder Action; Adjournment of Meetings. Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, the holders of issued and outstanding shares representing a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business. Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a shareholders’ meeting at which a quorum is present shall constitute the act of the shareholders.

Notwithstanding the other provisions of the Articles of Incorporation or these Bylaws, the chair of the meeting or the holders of a majority of the voting power of the issued and outstanding stock present in person or represented by proxy at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time and for any reason, without any notice other than announcement at the meeting of the time and place, if any, of the holding of the adjourned meeting. At such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.3      Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place or in such manner, as provided in Section 2.1, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting previously scheduled.

Section 2.4      Special Meetings. Unless otherwise provided in the Articles of Incorporation, special meetings of the shareholders for any proper purpose or purposes may be called at any time by (a) the Chair of the Board (if any), the President, the Board of Directors, or such other person or persons as may be authorized in the Articles of Incorporation or these Bylaws or (b) unless the Articles of Incorporation provide otherwise, the holders of issued and outstanding shares representing at least thirty percent of all the votes entitled to be cast at the proposed special meeting. The Board of Directors may postpone, reschedule or cancel any special meeting previously scheduled.

If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining shareholders entitled to call a special meeting is the date any shareholder first signs the notice of that meeting.

Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Bylaws may be conducted at a special meeting of the shareholders.

Section 2.5      Closing Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days nor be less than 10 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall also apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 2.6      Notice of Meetings. Written or printed notice stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Any notice required to be given to any shareholder under any provision of the Code or the Articles of Incorporation or these Bylaws need not be given to the shareholder if (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments of distributions or interest on securities during a 12-month period have been mailed to that person by first-class mail, addressed to such shareholder at such shareholder’s address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such shareholder shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a shareholder delivers to the Corporation written notice setting forth such shareholder’s then current address, the requirement that notice be given to that person shall be reinstated.

Section 2.7      Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, not later than the 11th day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section 2.7 shall not affect the validity of any action taken at such meeting.

Section 2.8      Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chair of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest shall include the appointment as proxy of any of the persons set forth in the Code, including without limitation:

(a)            a pledgee;

(b)            a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;

(c)            a creditor of the Corporation who extended it credit under terms requiring the appointment;

(d)            an employee of the Corporation whose employment contract requires the appointment; or

(e)            a party to a voting agreement executed in accordance with the Code.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

Section 2.9      Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

All voting, except as required by the Articles of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that a vote by ballot shall be taken upon demand therefor by shareholders holding issued and outstanding shares representing a majority of the voting power present in person or by proxy at any meeting. Every vote by ballot shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At any meeting at which a vote is taken by ballots, the chair of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chair of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

At each election of directors, each shareholder entitled to vote thereat shall, unless otherwise provided by law or by the Articles of Incorporation, have the right to vote the number of shares owned by such shareholder for as many persons as there are to be elected and for whose election such shareholder has a right to vote.

Section 2.10      Conduct of Meetings. All meetings of the shareholders shall be presided over by the chair of the meeting, who shall be the Chair of the Board (if any), or if such person is not present, the chief executive officer, or if such person is not present, the President, or if the Chair of the Board (if any), the chief executive officer, and the President is not present, such other person as the Board of Directors shall designate. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if such person is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chair of the meeting. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it shall deem appropriate, including such rules, regulations, and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting. The chair of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of shareholders.

Section 2.11      Treasury Shares. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting, shares of the Corporation’s own stock owned by the Corporation, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted in determining the total number of outstanding shares at any given time.

Section 2.12      Notice of Shareholder Business and Nominations.

(a)            Annual Meetings of Shareholders.

(i)            Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12.

(ii)            For nominations or other business to be properly brought before an annual meeting by a shareholder of record pursuant to clause (C) of Section 2.12(a)(i), the shareholder of record bringing the notice (the “Noticing Shareholder”) must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, nor earlier than the Close of Business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the Noticing Shareholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting commence a new time period for the giving of a Noticing Shareholder’s notice as described above. The Noticing Shareholder’s notice shall set forth:

(A) as to each person whom the Noticing Shareholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of such proposed nominee, (2) a complete biography and statement of such proposed nominee’s qualifications, including the principal occupation or employment of such proposed nominee (at present and for the past five years), (3) the Specified Information (as defined below) for such proposed nominee and any member of the immediate family of such proposed nominee, or any affiliate or associate (as defined below) of such proposed nominee, or any person acting in concert therewith, (4) (I) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Holder and any Shareholder Associated Person (as such terms are defined below), on the one hand, and such proposed nominee, on the other hand, including, without limitation, (a) to consult or advise on any investment or potential investment in a publicly listed company (including the Corporation), or (b) to nominate, submit or otherwise recommend (including, without limitation, supporting, advocating for or otherwise taking action to further the consideration of) such proposed nominee for appointment or election (or, for the avoidance of doubt, as a candidate for appointment or election) to any officer, executive officer or director role of any publicly listed company (including the Corporation) during the past 10 years, and (II) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (I), (5) whether such proposed nominee has (I) notified the board of directors of each publicly listed company at which such proposed nominee serves as an officer, executive officer or director with respect to such proposed nominee’s proposed nomination for election to the Board of Directors, and, (II) as applicable, received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such proposed nominee intends to address such failure to receive such necessary consents), (6) whether such proposed nominee’s nomination, election or appointment, as applicable, would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such proposed nominee serves as an officer, executive officer or director, and, if so, a description of how such proposed nominee intends to address such violation or contravention, (7) the first date of contact between any Holder and/or Shareholder Associated Person, on the one hand, and such proposed nominee, on the other hand, with respect to the Corporation (including a description of what was communicated during the contact and the names of the individuals involved in the contact), (8) the amount and nature of any direct or indirect economic or financial interest, if any, of such proposed nominee, or of any immediate family member of such proposed nominee, in any funds or vehicles managed by, under common management with or affiliated with any Holder or Shareholder Associated Person, (9) a complete and accurate description of (I) all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or were offered during the past three years (whether accepted or declined), and (II) any other material relationships, between or among the Holders or any Shareholder Associated Person, on the one hand, and such proposed nominee, and any member of the immediate family of such proposed nominee, and such proposed nominee’s respective affiliates and associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons) and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Shareholder Associated Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant, (10) information relevant to a determination of whether such proposed nominee can be considered an independent director, (11) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a nominee and to serving as a director if elected) and (12) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph 2 of this Section 2.12(a)(ii);

(B) as to the Noticing Shareholder and the beneficial owner, if any, on whose behalf any nomination or proposal of other business is made (collectively with the applicable Noticing Shareholder, the “Holders” and each a “Holder”): (1) the name and address of each Holder, as they appear on the Corporation’s books, and the name and address of each Shareholder Associated Person, if any, (2) (I) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder and any Shareholder Associated Person (provided that, for the purposes of this Section 2.12(a), any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (II) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Shareholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Shareholder Associated Person, (III) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Shareholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation, (IV) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Shareholder Associated Person, on the one hand, and any person acting in concert therewith, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Shareholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Shareholder Associated Person within the last 12 months in any class or series of the shares or other securities of the Corporation, (V) any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Shareholder Associated Person that are separated or separable from the underlying shares of stock or other security of the Corporation, (VI) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Shareholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (VII) any performance-related fees (other than an asset-based fee) that each Holder or any Shareholder Associated Person is, or may be entitled to, based on any increase or decrease in the value of stock or other securities of the Corporation or Derivative Instruments, if any, including without limitation, any such interests held by members of the immediate family sharing the same household of such Holder or any Shareholder Associated Person, (VIII) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Shareholder Associated Person, if any, in the outcome of any (a) vote to be taken at any annual or special meeting of shareholders of the Corporation or (b) any meeting of shareholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (IX) any direct or indirect legal, economic or financial interest or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by each Holder or any Shareholder Associated Person, (X) any direct or indirect interest of each Holder or any Shareholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (XI) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Shareholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate (the foregoing subclauses in this Section 2.12(a)(ii)(B)(2) shall be referred to as the “Specified Information”), (3) a representation by the Noticing Shareholder that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a shareholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (4) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Shareholder Associated Person, if any, (5) any other information relating to each Holder and each Shareholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation by the Noticing Shareholder as to whether any Holder and/or any Shareholder Associated Person intends or is part of a group which intends: (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or approve or adopt the other business being proposed and/or (II) otherwise to solicit proxies from shareholders in support of such nomination or other business, (7) a certification by the Noticing Shareholder that each Holder and any Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a shareholder of the Corporation, (8) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (9) the names and addresses of other shareholders (including beneficial owners) known by any of the Holder or Shareholder Associated Person to support such proposals and/or nominations, and to the extent known the class or series and number of all shares of the Corporation’s capital stock owned beneficially or of record by each such other shareholder or other beneficial owner, and (10) a representation by the Noticing Shareholder as to the accuracy of the information set forth in the notice.

(C) as to any other business the Noticing Shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws or the Articles of Incorporation, the text of the proposed amendment), and (3) a description of all agreements, arrangements and understandings between each Holder and any Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Shareholder and any material interest of each such Holder or any Shareholder Associated Person in such business.

In addition to the other requirements of this Section 2.12(a)(ii), each person who a Noticing Shareholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.12(a)(ii)) to the Secretary at the principal executive offices of the Corporation (A) a written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any shareholder of record identified by name within five Business Days of such written request) and (B) a written representation and agreement (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five Business Days of such written request) that such proposed nominee (1) is not and will not become a party to (I) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (for purposes of this Section 2.12(a), a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (4) in such proposed nominee’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation. The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall be available for any such interviews within five Business Days following any reasonable request therefor from the Board of Directors or any committee thereof.

In addition, the notice shall include a representation by the Noticing Shareholder that such shareholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 2.12(a)(ii) as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, but in any event prior to the applicable shareholder meeting. The Corporation may also, as a condition to any such nomination or other business, require any Noticing Shareholder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including (A) such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (1) the eligibility of such proposed nominee to serve as a director of the Corporation, and (2) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation and these Bylaws and (B) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Notwithstanding anything in Section 2.12(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days prior to the last day a Noticing Shareholder may deliver a notice of nominations in accordance with this Section 2.12, a shareholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered and received not later than the Close of Business on the 10th day following the day on which a public announcement of such increase is first made by the Corporation. The provisions of this Section 2.12(a)(ii) regarding the timeliness of nominations by a Noticing Shareholder shall apply to each such nomination, regardless of whether a Noticing Shareholder (A) desires to have such nomination reflected in the Corporation’s proxy statement for the meeting at which such nomination is to be made or (B) intends to prepare separate proxy materials.

(b)            Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in Section 2.12(a), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.12(a). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Noticing Shareholder’s notice required by Section 2.12(a) shall be delivered and received not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period for the giving of a Noticing Shareholder’s notice as described above.

(c)            General.

(i)            In addition, to be considered timely, a Noticing Shareholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Shareholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Shareholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.

(ii)            Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective proposal or nomination shall be disregarded. In addition, the Corporation will not be required to include in its proxy materials any successor or replacement nominee proposed after the deadline for submitting a nomination as set forth in this Section 2.12.

(iii)            Notwithstanding anything to the contrary in these ByLaws, if the Noticing Shareholder (or a qualified representative of the Noticing Shareholder) does not appear at the meeting to present the nomination and/or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a “qualified representative” of the Noticing Shareholder, a person must be authorized by a document authorizing another person or persons to act for such shareholder as proxy at the meeting of shareholders and such person must produce the document or a reliable reproduction of such document at the meeting of shareholders. A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the shareholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which such inspectors or such persons relied.

(iv)            For purposes of this Section 2.12, “affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act.

(v)            For purposes of this Section 2.12, “associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act.

(vi)            For purposes of this Section 2.12, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated by law or executive order to close.

(vii)            For purposes of this Section 2.12, “Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

(viii)            For purposes of this Section 2.12, “delivered” shall mean both (A) hand delivery, overnight courier service or sent and received by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (B) electronic mail to the Secretary.

(ix)            For purposes of this Section 2.12, “public announcement” shall mean disclosure (A) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or comparable national news service or on the Company’s website or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(x)            For purposes of this Section 2.12, “Shareholder Associated Person” of any Holder shall mean (A) any person acting in concert with such Holder, (B) any person controlling, controlled by or under common control with such Holder or any of their respective affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act), or person acting in concert therewith, and (C) any member of the immediate family of such Holder or an affiliate or associate of such Holder.

(xi)            Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances.

Article III
BOARD OF DIRECTORS

Section 3.1      Power; Number; Term of Office; Election Procedures. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders: The number and terms of the members of Board of Directors and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

(a)            Unless otherwise provided in the Articles of Incorporation, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. Except in the event of a vacancy contemplated by Section 3.1(c), in no event shall the number of directors that constitute the whole Board of Directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide. Unless otherwise provided in the Articles of Incorporation, directors need not be shareholders of the Corporation or residents of the State of Texas.

(b)            Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Bylaws, the directors shall be elected at an annual meeting of shareholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each director so chosen shall hold office until the first annual meeting of shareholders held after such person’s election and until such person’s successor is elected and qualified or, if earlier, until such person’s death, resignation, or removal from office.

(c)            Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, and shall hold office until the first meeting of shareholders held after such person’s election for the purpose of electing directors and until such person’s successor is elected and qualified or until such person’s earlier death, resignation, or removal from office. Any such vacancies which result in the number of directors being less than three shall be promptly filled according to the procedures set forth in this paragraph.

(d)            A director of the Corporation may be removed before the expiration date of that director’s term of office only for cause, by an affirmative vote of the holders of more than 60% of the outstanding shares of stock then entitled to be voted at an election of directors, cast at the annual meeting of shareholders or at any special meeting of shareholders called by a majority of the whole Board of Directors for this purpose.

Section 3.2      Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

Section 3.3      Meetings; Order of Business. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chair of the Board (if any), or in such person’s absence by the chief executive officer (if the chief executive officer is a director), or in such person’s absence by the President (if the President is a director), or by resolution of the Board of Directors. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and the ground that the meeting is not lawfully called or convened.

Section 3.4      First Meeting. In connection with any annual meeting of shareholders at which directors were elected, the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the shareholders. Notice of such meeting at such time and place shall not be required.

Section 3.5      Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.6      Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board (if any), the President or, on the written request of a majority of the total number of directors, by the Secretary, in each case on at least 24 hours personal, written, telegraphic, cable, wireless or electronic notice to each director. Such notice, or any waiver thereof pursuant to Section 9.4, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for by the Articles of Incorporation or these Bylaws.

Section 3.7      Compensation. Unless restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

Section 3.8      Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such person’s dissent shall be entered in the minutes of the meeting or unless such person shall file such person’s written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.9      Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it shall have been approved or ratified by every shareholder of the Corporation.

Article IV
COMMITTEES

Section 4.1      Designation; Powers. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing these Bylaws or adopting new bylaws for the Corporation, filling vacancies in the Board of Directors or any such committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers of the Corporation or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable in such manner; and, unless such resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation.

Section 4.2      Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chair and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

Section 4.3      Substitution of Members. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 4.4      Dissolution. The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Articles of Incorporation or these Bylaws.

Article V
OFFICERS

Section 5.1      Number, Titles and Term of Office. The officers of the Corporation shall be a President and a Secretary and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a Chair of the Board, a chief executive officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries. Each officer shall hold office until such person’s successor shall be duly elected and shall qualify or until such person’s death or until such person shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chair of the Board, if any, no officer need be a director.

Section 5.2      Salaries. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 5.3      Removal. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

Section 5.4      Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.5      Powers and Duties of the Chief Executive Officer. The Board of Directors may from time to time elect or appoint a chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; such person may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; unless the Board of Directors otherwise determines, such person shall, in the absence of the Chair of the Board or if there be no Chair of the Board, preside at all meetings of the shareholders and (should such person be a director) of the Board of Directors; and such person shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to such person by the Board of Directors.

Section 5.6      Powers and Duties of the Chair of the Board. The Chair of the Board (if any) shall preside at all meetings of the shareholders and of the Board of Directors; and the Chair shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such person by the Board of Directors.

Section 5.7      Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall report directly to the chief executive officer (if any) and shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, such person shall, in the absence of the Chair of the Board and the chief executive officer or if there be no Chair of the Board or chief executive officer, preside at all meetings of the shareholders and (should such person be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to such person by the Board of Directors or the chief executive officer (if any).

Section 5.8      Vice Presidents. The Vice President(s), if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chair of the Board (if any) or President, or in the event of their inability or refusal to act, (i) a Vice President designated by the Board of Directors or (ii) in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chair of the Board (if any), or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chair of the Board (if any), or the President; provided that such person shall not preside at meetings of the Board of Directors unless such person is a director.

Section 5.9      Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and such person shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such person by the Board of Directors. He shall perform all acts incident to the position of Treasurer subject to the control of the chief executive officer and the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of such person’s duties in such form as the Board of Directors may require.

Section 5.10      Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to such person’s office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such person by the chief executive officer or the Board of Directors or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.11      Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the shareholders, in books provided for that purpose; such person shall attend to the giving and serving of all notices; such person may in the name of the Corporation affix the seal (if any) of the Corporation to all contracts of the Corporation and attest thereto; such person may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; such person shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; such person shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such person by the chief executive officer or the Board of Directors; and such person shall in general perform all duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 5.12      Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to such person’s office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such person by the chief executive officer or the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.13      Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the chief executive officer and the Treasurer (if any), or either of them, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Article VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1      Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, the Corporation shall indemnify and hold harmless the directors and officers of the Corporation (each, an “Indemnified Person”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint or several, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnified Person may be involved or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Corporation regardless of whether the Indemnified Person continues to be a director or officer at the time any such liability or expense is paid or incurred. The indemnification provided in this Article VI may not be made to or on behalf of any director or officer if a final adjudication establishes that the Indemnified Person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

Section 6.2      Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 6.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3      Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with such person’s appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in the proceeding.

Section 6.4      Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation of the Corporation or these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 6.5      Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

Section 6.6      Shareholder Notification. To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article VI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 6.7      Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VII
CAPITAL STOCK

Section 7.1      Certificates of Stock; Uncertificated Stock. The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Code, and shall be entered in the books of the Corporation and registered as they are issued. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.

Any certificates representing shares of capital stock of the Corporation shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any such certificates shall be signed by the Chair of the Board (if any), President or a Vice President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Each certificate shall conspicuously bear any legend required pursuant to the Code, as well as any other legend required by law.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause the transfer agent of the Corporation to send, to the registered owner thereof a written notice that shall set forth any information required by Section 3.205 of the Code.

Section 7.2      Transfer of Shares. The shares of stock of the Corporation, shall be transferable only on the books of the Corporation by the registered holders of certificated or uncertificated shares thereof in person or by their duly authorized attorneys or legal representatives, and in the case of certificated shares upon surrender and cancellation of certificates, for a like number of shares (or upon compliance with the provisions of Section 7.5, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed, or in respect of uncertificated shares, upon the written instruction originated by the appropriate person to transfer the shares, in each case, accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 7.5, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed an any such surrendered stock certificate or by such other notice given in compliance with the Code, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate (with respect to certificated shares) and record the transaction upon its books.

Section 7.3      Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.4      Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of the Corporation, including the replacement of certificates evidencing such capital stock.

Section 7.5      Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or such person’s legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

Article VIII
FORUM FOR ADJUDICATION OF DISPUTES

Section 8.1      Forum for Adjudication of Disputes. To the fullest extent permitted by law and subject to applicable jurisdictional requirements, and unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas, or, if such court lacks jurisdiction, the state district court of Harris County, Texas, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s shareholders; (c) any action arising or asserting a claim arising pursuant to any provision of the Articles of Incorporation or these Bylaws (as either may be amended from time to time) or the Code; or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws.

Section 8.2      Forum for Adjudication of Securities Act and Exchange Act Claims. To the fullest extent permitted by law and subject to applicable jurisdictional requirements, and unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Section 8.3      Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 8.1 or Section 8.2 is filed in a court other than as specified in Section 8.1 or Section 8.2, as applicable (a “foreign action”), by any current or former shareholder (including any current or former beneficial owner), such shareholder shall be deemed to have consented to: (a) the personal jurisdiction of the United States District Court for the Southern District of Texas (or if such court lacks jurisdiction, the state district court of Harris County, Texas) in connection with any action brought in any such court to enforce this Article VIII; and (b) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the foreign action as agent for such shareholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Section 8.4      Enforceability. If any provision of this Article VIII shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Article IX
MISCELLANEOUS PROVISIONS

Section 9.1      Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 9.3      Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

Section 9.4      Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, except with respect to (i) notices of meetings of shareholders (with respect to which the provisions of Section 2.6 apply), (ii) notices of special meetings of directors (with respect to which the provisions of Section 3.6 apply) and (ii) notices of shareholder business and nominations (with respect to which the provisions of Section 2.12 apply), said notice shall be deemed to be sufficient if given (a) by telegraphic, cable, wireless or electronic transmission, in which case such notice shall be deemed to have been given on the day of such transmission, or (b) by registered or certified mail, return receipt requested, postage prepaid, addressed to the person entitled thereto at such person’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to have been given on the date shown on the return receipt, if the receipt is signed by or on behalf of the addressee, and otherwise, five days after having been sent.

Whenever notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 9.5      Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 9.6      Electronic Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, electronic signatures, including, for example, facsimile, PDF, DocuSign or other digital means, of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 9.7      Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 9.8      Reliance Upon Books, Reports and Records. Neither a director nor a member of any committee of directors shall be liable if, in the exercise of ordinary care, such person relied and acted in good faith (a) upon financial statements or other information of the Corporation represented to such person to be correct in all material respects by the President or by the officer of the Corporation having charge of its books of account, or reported by an independent public or certified public accountant or firm of such accountants to present fairly the financial position of the Corporation, or (b) upon the written opinion of an attorney for the Corporation; nor shall such person be so liable if, in the exercise of ordinary care and in good faith, in voting for or assenting to a distribution by the Corporation, such person considered the assets of the Corporation to be of their book value.

Section 9.9      Action Without a Meeting or by Telephone Conference Meeting. Any action permitted or required by law, the Articles of Incorporation or these Bylaws, to be taken at a meeting of the shareholders, the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken is signed by all the shareholders or members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of shareholders, the Board of Directors or any such committee, as the case may be. Subject to the requirements by law, the Articles of Incorporation or these Bylaws for notice of meetings, unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or any committee of directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article X
AMENDMENTS

The Board of Directors may amend or repeal the Corporation’s bylaws, or adopt new bylaws, unless: (1) the Articles of Incorporation or the Code reserves the power exclusively to the shareholders in whole or part; or (2) the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal that bylaw.

Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation’s bylaws, the Corporation’s shareholders may amend, repeal or adopt the Corporation’s bylaws even though the bylaws may also be amended, repealed or adopted by the Board of Directors.

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